EXHIBIT 10.15
Loan Number 10004868054
TERM LOAN AGREEMENT
THIS TERM LOAN AGREEMENT (this “Agreement”), is made as of the 12th day of November, 2008, by and among SUSQUEHANNA BANK, a Pennsylvania chartered bank (the “Bank”), as lender and by CASIE ECOLOGY OIL SALVAGE, INC., a New Jersey corporation with a principal office at 3209 North Mill Rd., Vineland, NJ 08360, MIDATLANTIC RECYCLING TECHNOLOGIES, INC., a Delaware corporation with a principal office at 3137 Chammings Court, Vineland, NJ 08360, and REZULTZ, INCORPORATED, a New Jersey corporation with a principal office at 3209 North Mill Rd., Vineland, NJ 08360, with joint and several liability (each individually a “Borrower” or “Obligor” and, collectively, “Borrower” or “Obligors”)
BACKGROUND
The Bank and the Obligors desire to set forth the terms and conditions under which the Bank will make available and/or extend to the Borrower certain credit facilities to be used for the purposes specified in this Agreement and upon the following conditions. Accordingly, the Bank and the Obligors, each intending to be legally bound hereby, agree as follows:
ARTICLE I
DEFINITIONS
1.1 Affiliate. “Affiliate” shall mean any Subsidiary of the Borrower and any Person or entity that, now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common ownership or control with the Borrower. For purposes of this definition, the terms “control,” “controls” and “controlled” shall refer to the power to determine the management or policies of a Person, whether resulting from an official position or capacity with such Person, direct or indirect beneficial ownership of at least twenty percent (20%) of the voting securities or other equity interests of such Person, or otherwise.
1.2 Agreement. “Agreement” shall mean this Term Loan Agreement, together with all exhibits, amendments, modifications and supplements hereto as may be in effect from time to time.
1.3 Bank. “Bank” shall have the meaning specified in the initial paragraph of this Agreement, together with its successors and assigns.
1.4 Borrower. “Borrower” shall have the meaning specified in the initial paragraph of this Agreement, together with its successors and assigns.
1.5 Business Day. “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in New Jersey, are authorized or required to close under the laws of the State of New Jersey.

1.6 Closing. “Closing” shall mean the execution and delivery to the Bank of all of the documents and instruments required by the terms of this Agreement and the other Loan Documents and the closing of the transactions contemplated by this Agreement and the other Loan Documents.
1.7 Closing Date. “Closing Date” shall mean the date on which the Closing takes place.
1.8 Collateral. “Collateral” shall mean, collectively, the Mortgaged Property and any real, personal or mixed property interests of Borrower or any other Obligor (but specifically excluding the Revolver Collateral and the Excluded Equipment, which shall not constitute Collateral hereunder and which are not subject to any Encumbrance in favor of the Bank) subject to an Encumbrance in favor of Bank as Security for the Term Loan. The Collateral shall also secure the Borrower’s Hedging Obligations.
1.9 Commitment. “Commitment” shall mean that certain Commitment Letter entered into by and among the Bank and the Borrowers and Guarantor dated October 6, 2008 concerning this Term Loan.
1.10 Contract Rate. “Contract Rate” shall mean the interest rate set forth in Article II of this Agreement.
1.11 Covenant Compliance Certificate. “Covenant Compliance Certificate” shall mean that certain form of covenant compliance certificate set forth herein as Exhibit “A”.
1.12 Default. “Default” shall mean the occurrence of any fact, condition or event which with the giving of notice or lapse of time or both, would be an Event of Default under this Agreement.
1.13 Default Rate. “Default Rate” shall mean the interest rate charged above and beyond the Contract Rate upon an Event of Default and as further defined in Article II of this Agreement.
1.14 Encumbrances. “Encumbrances” shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender to, or other secured party of the Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of the Person.
1.15 Environmental Laws. “Environmental Laws” shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et. seq., the Federal Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et. seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801, et. seq., all other federal, state and local environmental or health laws applicable to any Obligor or its business, operations or assets now or hereafter enacted, and all rules, regulations and orders adopted or promulgated pursuant thereto from time to time.
1.16 Event of Default. “Event of Default” shall have the meaning set forth in Article VIII of this Agreement.
1.17 Excluded Equipment. “Excluded Equipment” shall mean, collectively, the Daewoo Excavator Doosan DX340 Serial No. 5201, the Doosan MEGA 400V Serial No. V1367, and the Komatsu Hydraulic Excavator Model PC308USLC-3 Serial No. 20269.

1.18 Financial Statements. “Financial Statements” shall mean the consolidated and consolidating balance sheet, statements of income and retained earnings and statements of cash flow of the Borrower, Guarantor, and their Subsidiaries and Affiliates and all other Financial Statements of Borrower, Guarantor, and their Subsidiaries and Affiliates, audited by Markum & Kliegman LLP or such other certified public accountant acceptable to Bank, submitted and to be submitted to the Bank hereunder, and in form and content acceptable to Bank.
1.19 GAAP. “GAAP” shall mean generally accepted accounting principles, as in effect at the time of application to the provisions hereof, and consistently applied.
1.20 Guarantor. “Guarantor” shall mean Pure Earth, Inc., a Delaware corporation with a principal office at One Neshaminy Interplex, Suite 201, Trevose, PA 19053, together with its successors and assigns.
1.21 Guaranty. “Guaranty” shall mean any guaranty or agreement to be a surety or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligation of another Person.
1.22 Guaranty Agreement. “Guaranty Agreement” shall mean the Guaranty, dated the same date of this Agreement, in form and substance satisfactory to the Bank, by Guarantor as required by Article V of this Agreement, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.
1.23 Hazardous Materials. “Hazardous Materials” shall mean all materials of any kind which are flammable, explosive, toxic, radioactive or otherwise hazardous to animal or plant life or the environment, including, without limitation, “hazardous wastes,” “hazardous substances” and “contaminants,” as such terms are defined by Environmental Laws.
1.24 Hedging Contracts. “Hedging Contracts” shall mean, interest rate swap agreements (including, but not limited to an ISDA master swap agreement), interest rate cap agreements and interest rate collar or floor agreements, or any other agreements or arrangements entered into between the Borrower and the Lender and designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.
1.25 Hedging Obligations. “Hedging Obligations” shall mean, with respect to the Borrower, all liabilities of the Borrower to the Lender under Hedging Contracts.
1.26 Historical Financial Statements. “Historical Financial Statements” shall have the meaning set forth in Article IV of this Agreement.
1.27 Indebtedness. “Indebtedness” shall mean any obligation for borrowed money, including, without limitation:
(a) any obligation owed for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business;
(b) any capital lease obligation; and
(c) any reimbursement obligations and other obligations under any letter of credit, currency swap agreement, Hedging Contract, or any forward sale or purchase agreement for foreign currencies.

1.28 Intercompany Loans. “Intercompany Loans” shall mean intercompany loans or advances from Guarantor (or any Subsidiaries thereof) or any Obligor to any of the other Obligors or Guarantor (or any Subsidiaries thereof).
1.29 Judgment. “Judgment” shall have the meaning set forth in Article VIII of this Agreement.
1.30 Late Charge. “Late Charge” shall mean the charge assessed by the Bank for failure to timely make payments when due and as further defined in Article II of this Agreement.
1.31 Liabilities. “Liabilities” shall mean all liabilities which, in accordance with GAAP should be classified as liabilities of the Obligor.
1.32 LIBOR Rate. “LIBOR Rate” means “Index”, as such term is defined under and contemplated by the Note.
1.33 LIBOR Rate Loans. “LIBOR Rate Loans” means the loan(s) for the period(s) when the rate of interest applicable to the loan(s) is calculated by reference to the LIBOR Rate.
1.34 Loan Documents. “Loan Documents” shall mean including without limitation, this Agreement, the Note, the Security Agreement, the Mortgages, the Guaranty Agreement, the Hedging Contracts (if any), and all other agreements, amendments, certificates, financing statements, schedules, reports, notices, and exhibits now or hereafter executed or delivered in connection with any of the foregoing, as may be in effect from time to time and as required pursuant to Article V of this Agreement.
1.35 Mortgage. “Mortgage” shall mean a mortgage, assignment of rents and leases and security agreement, given by one or more of the Obligors as mortgagor in favor of the Bank, as mortgagee, in form and substance satisfactory to the Bank, pursuant to which the Obligor shall grant to the Bank mortgage liens on the real property set forth therein, as required pursuant to Article V hereof, together with all amendments, modifications, supplements, exhibits and schedules thereto as may be in effect from time to time.
1.36 Note. “Note” shall refer to that certain Term Loan Note dated on or about the date hereof given by the Borrower in favor of the Bank and shall have the meaning set forth in Article II of this Agreement, and shall include all replacements, supplements, modifications, amendments extensions, and renewals thereof.
1.37 Obligations. “Obligations” shall mean the following obligations of each Obligor:
(a) to pay the principal, interest, commitment fees and any other liabilities of such Obligor to the Bank under this Agreement, the Note, the Hedging Contracts, and the other Loan Documents in accordance with the terms thereof;
(b) to satisfy all of the other direct or indirect liabilities of such Obligor to the Bank hereunder, whether now existing or hereafter incurred, whether or not evidenced by any note or other instrument, matured or unmatured, direct, absolute or contingent, joint or several, including any extensions, modifications, renewals and substitutions of the Term Loan and whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Bank’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several due or to become due, now existing or hereafter arising;
(c) to repay the Bank all amounts advanced by the Bank hereunder on behalf of any Obligor, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagors or lienors, or for taxes, levies, insurance, rent, wages, repairs to or maintenance or storage of any collateral; and
(d) to reimburse the Bank, on demand, for all of the Bank’s expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the negotiation, preparation, administration, amendment, modification, or enforcement of this Agreement and the Loan Documents; provided that, Obligors shall not be obligated to pay in excess of $9,000 for the fees and expenses of Bank counsel in connection with the negotiation and preparation of this Agreement and the Loan Documents.
1.38 Obligors. “Obligors” shall have the meaning specified in the initial and opening paragraph of this Agreement, together with their successors and assigns.
1.39 Permitted Indebtedness. “Permitted Indebtedness” shall mean:
(a) the Term Loan and any subsequent Indebtedness owed to the Bank;
(b) existing Indebtedness disclosed on the attached Schedule 1.39 entitled “Permitted Indebtedness”;
(c) Intercompany Loans;
(d) Purchase money indebtedness related to the acquisition of machinery and equipment not exceeding the lesser of cost or fair market value thereof, not exceeding $200,000 per purchase and $500,000 in the aggregate during any fiscal year;
(e) Any now existing or hereafter incurred Indebtedness to a Revolver Lender;
(f) Indebtedness under Hedging Contracts; and
(g) indebtedness which is subject to the prior written approval of the Bank.
1.40 Person. “Person” shall mean any individual, or artificial entity including, without limitation, any corporation, partnership, association, joint-stock company, trust, limited liability company, unincorporated organization, joint venture, court or governmental or political subdivision or agency thereof.
1.41 Plan. “Plan” shall have the meaning given to such term in Article IV of this Agreement.

1.42 Related Parties. “Related Parties” shall mean with respect to any Person, such Person’s Affiliates and their respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
1.43 Revolver Collateral. “Revolver Collateral” shall mean all of Borrower’s (a) Accounts, (b) Inventory, (c) cash, (d) now owned or hereafter acquired lockbox, blocked accounts, and any other deposit accounts and deposits maintained with any financial institution (including the Bank), into which proceeds of the Revolver Collateral are or may be deposited, (e) all rights to payments for good sold and/or services rendered that are or become evidenced by an Instrument, (f) Supporting Obligations, payment intangibles and Letter of Credit Rights, (g) credit insurance with respect to Accounts, (h) all books and records and general intangibles evidencing or containing information relating to any of the Revolver Collateral or otherwise necessary or helpful in the collection thereof or the realization thereon, and (i) all cash and non-cash Proceeds of all of the foregoing. In further clarification of the foregoing, the Reserve Account (as defined in section 6.21 herein) and the money balance contained therein shall not constitute Revolver Collateral. All terms capitalized in this definition shall have the meaning set forth for such terms in the Uniform Commercial Code.
1.44 Revolver Lender. “Revolver Lender” shall mean any lender advancing loans and other financial accommodations to any Borrower ,which are secured by the Revolver Collateral, or any portion thereof.
1.45 Security Agreement. “Security Agreement” shall mean that certain Security Agreement given by the Borrower as grantor in favor of the Bank as secured party in connection with the Term Loan granting security interest in certain Obligors’ assets to the Bank in form and substance to the Bank together with all amendments, modifications, renewals, extensions, exhibits and schedules thereto as may be in effect from time to time.
1.46 Subsidiary. “Subsidiary” shall mean, as to any designated Person (i) any corporation, the outstanding shares of which having sufficient voting power (not depending on the happening of a contingency) to elect at least a majority of the members of its board of directors as are up for election at any particular time, are at the time directly or indirectly owned, by the designated corporation, or (ii) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time of any partnership interests other than general partnership interest of such partnership shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, by one or more other Subsidiaries of such Person.
1.47 Taxes. “Taxes” shall have the meaning set forth in Article II of this Agreement.
1.48 Term Loan. “Term Loan” shall mean the term loan as evidenced by this Agreement, the Term Loan Note and other related loan documents executed in connection with the Term Loan Agreement and any and all replacements, amendments, extensions and renewals thereof and as further defined in Article II of this Agreement.
1.49 Uniform Commercial Code. “Uniform Commercial Code” shall mean the Uniform Commercial Code of New Jersey, as in effect on the date of this Agreement.

ARTICLE II
CREDIT ACCOMMODATIONS
2.1 Term Loan. Subject to the terms of this Agreement, the Bank shall make available and/or extend to the Borrower on the Closing Date a term loan (the “Term Loan”) in the amount of Eight Million Dollars ($8,000,000) for the purpose of (a) refinancing existing debt with Parke Bank and (b) reimbursing Guarantor for capital expenditures and working capital advances made by Guarantor to or on behalf of Borrower, subject to the terms and conditions and in reliance upon the representations and warranties of the Obligors set forth in this Agreement.
(a) Term Loan Note. The Obligations of the Borrower to repay the aggregate outstanding principal under the Term Loan and to pay accrued interest thereon together with all renewals, extensions, amendments and restatements thereof shall be evidenced by that certain Term Loan Note, in form and substance satisfactory to the Bank, to be executed and delivered to the Bank concurrently with the execution and delivery of this Agreement (the “Note”).
(b) Fees. On the Closing Date, the Borrower will pay to the Bank a non-refundable loan fee (the “Loan Fee”) in the amount of $40,000.00, irrespective of the total amount advanced hereunder.
(c) Default Rate of Interest: Late Charges. Upon an Event of Default and during the continuance thereof, interest shall accrue on the Obligations at an annual rate at all times equal to the interest rate in effect in the Note plus three percent (3.0%) but not more than the maximum rate allowed by law (the “Default Rate”) and shall continue to accrue until such time the Obligations are paid in full. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.
If any payment (including without limitation any regularly scheduled payment or any payment following demand) is not paid within ten (10) days after it is due, the Borrower will pay a late charge (the “Late Charge”) as specified below, regardless of whether the payment due consists of principal and interest, principal only or interest only: the greater of (a) 5.0% of the unpaid portion of the payment due, or (b) $25. The Late Charge shall be in addition to any increase made to the Default Rate applicable to the outstanding balance hereof as a result of the failure to pay following failure to make payments of Obligations when due and payable, as well as in addition to any other applicable fees, charges and costs.
2.2 Payments and Computations. All amounts payable by the Borrower to the Bank under this Agreement, the Note or other Loan Documents shall be paid directly to the Bank in immediately available same day funds at the address of the Bank set forth in the Article X hereof or at such other address of which the Bank shall give notice to the Borrower pursuant to Article X hereof. The Bank is hereby authorized to charge any account of the Borrower at the Bank for any payment due by the Borrower under the Agreement and the Note. All payments under the Note shall be applied first to accrued interest due and payable thereunder then to fees and expenses (including attorneys’ fees incurred by the Bank), then to outlays made by Bank for expenses such as real estate taxes, and then to the reduction of the outstanding principal balance thereof.

2.3 Requirements of Law. In the event that after the date hereof, any adoption of or change in any law, regulation or treaty or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:
(a) subjects or shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, the loans made hereunder, the other Loan Documents or changes the basis of taxation of payments to the Bank of principal, commitment fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Bank);
(b) imposes, modifies or holds or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank, which reserve, special deposit, compulsory loan or similar requirement is not otherwise included in determination of the interest rate hereunder;
(c) imposes or shall impose on the Bank any other condition; and the result of any of the foregoing is to, directly or indirectly, increase the cost to the Bank of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable thereunder then, in any such case, the Borrower shall pay the Bank any additional amounts necessary within ten (10) business days from the date the Bank notifies Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required to compensate the Bank for such additional cost or reduced amount receivable. If the Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall notify the Borrower of the event by reason of which it has become so entitled. The good faith determination as to any additional amounts payable pursuant to the foregoing sentence by the Bank shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and payment of the Loan and all other amounts payable hereunder.
2.4 No Claims or Defenses. All payments made to the Bank by the Obligor hereunder, under the Note or under any of the other Loan Documents will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein (but excluding, any tax imposed on or measured by the gross or net income of the Bank (including all interest, penalties or similar liabilities related thereto) pursuant to the laws of the United States of America or any political subdivision thereof, or taxing authority of the United States of America or any political subdivision thereof, in which the principal office or applicable lending office of the Bank is located), and all interest, penalties or similar liabilities with respect thereto (collectively, together with any amounts payable pursuant to the next sentence, “Taxes”). If any Taxes are so levied or imposed, the Obligors agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Obligors will furnish to the Bank upon request certified copies of tax receipts evidencing such payment by the Borrower. The Obligors will indemnify and hold harmless the Bank, and reimburse the Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by the Bank.

2.5 Right Of Setoff. In addition to all liens upon and rights of setoff against each and every Obligor’s money, securities or other property constituting the Collateral given to the Bank by law, the Bank shall have with respect to each and every Obligor’s Obligations to the Bank under this Agreement, the Note and/or the other Loan Documents and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and each and every Obligor hereby grants a security interest in, lien upon and rights to setoff against, and each and every Obligor hereby assigns, conveys, delivers, pledges and transfers to the Bank each and every Obligor’s right, title and interest in and to, each of the Obligor’s deposits, moneys, credits, securities and other property and proceeds thereof constituting Collateral, including without limitation any proceeds of Collateral or returned or unearned premium of insurance with respect to the Collateral now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect Subsidiary, or Affiliate of the Bank whether held in a general or special account or deposit, whether held jointly with someone else or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, escrow and trust accounts and also excluding any and all deposit accounts (other than the Reserve Account), and any money therein from time to time, and other assets of the Borrower that comprise or are a part of the Revolver Collateral, including, without limitation, the lockbox, the lockbox account and all other deposit accounts that are or may hereafter be located at the Bank. Every such security interest and right of setoff may be exercised upon the occurrence of an Event of Default. Notwithstanding anything to the contrary contained herein, Bank specifically waives and disclaims all liens and rights of setoff given to the Bank under the Loan Documents (including the Hedging Contracts) or by law or otherwise, in the Revolver Collateral.
2.6 Bank’s Rights. Obligors hereby authorize the Bank, upon the occurrence of an Event of Default, at its sole option and discretion, but, in no event is required to do so or is obligated to: (a) do anything which Borrower is required but fails to do hereunder within a reasonable time thereafter, after Bank notifies Borrower of such failure and provides Borrower an opportunity to correct such failure, and in particular Bank may, if Borrower fails to do so after notice and an opportunity to cure, obtain and pay any premiums payable on any policies of insurance required to be obtained or maintained hereunder; (b) direct any insurer to make payment of any insurance proceeds including any returned or unearned premiums, directly to the Bank and apply such moneys to any Indebtedness or other amount evidenced hereby in such order or fashion as Bank may elect; and (c) add any amounts paid or incurred by the Bank for costs and expenses in accordance with the terms of this Agreement to the principal amount of the Obligations evidenced by the Note.
2.7 Continuing Liability. The liabilities of the Borrower under this Article II shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the payments to the Bank is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any other Borrower or any other Obligor or person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any Borrower or any other Obligor or any substantial part of its property, or otherwise, all as though such payment had not been made.
2.8 LIBOR Rate Lending Unlawful. If the Bank shall reasonably determine (which determination shall, upon notice thereof to the Borrower be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline, (whether or not having the force of law) makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to make, continue or maintain any LIBOR Rate Loan as, or to convert any loan into, a LIBOR Rate Loan of a certain duration, the obligations of the Bank to make, continue, maintain or convert into any such LIBOR Rate Loan shall, upon such determination, forthwith be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist, and all LIBOR Rate Loans of such type shall automatically convert into a loan to which the Substitute Rate (as defined in Section 2.9 hereof) applies at the end of the then current Interest Period with respect thereto or sooner, if required by such law or assertion. The Bank shall provide the Borrower with any such law, rule, regulation or guideline that the Bank has reasonably determined makes it unlawful for the Bank to make, continue or maintain any LIBOR Rate Loan.

2.9 Substitute Rate. If the Bank shall have determined that US dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Bank in the London interbank market; or by reason of circumstances affecting the Bank in the London interbank, adequate means do not exist for ascertaining the LIBOR Rate applicable hereunder to a LIBOR Rate Loan of any duration, the LIBOR Rate no longer adequately reflects the Bank’s cost of funding loans, then, upon notice from the Bank to the Borrower, the obligations of the Bank to make or continue any loan as, or to convert any loan into, a LIBOR Rate Loan of such duration shall forthwith be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist, and during the period of any such suspension, another index of annual interest rates for non-consumer loans determined pursuant to and in accordance with the Note (the “Substitute Rate”) shall be used.
2.10 Indemnities. The Borrower agrees to reimburse the Bank (without duplication) for any increase in the cost to the Bank, or reduction in the amount of any sum receivable by the Bank, in respect, or as a result of:
(a) any conversion or repayment or prepayment of the principal amount of any LIBOR Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto;
(b) any loans not being made as LIBOR Rate Loan in accordance with the borrowing request thereof; or
(c) any LIBOR Rate Loan not being continued as, or converted into, LIBOR Rate Loans in accordance with the continuation/conversion notice thereof.
(d) any interest costs associated with the timing of applying any principal and interest payments to the Loan relative to payments made under any Hedging Obligations; and
(e)     any amounts owing by the Borrower to Bank under the Hedging Contracts in respect to Hedging Obligations.
The Bank shall promptly notify the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefore and the additional amount required fully to compensate the Bank for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower to the Bank within thirty days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Borrower understands, agrees and acknowledges the following: (i) the Bank does not have any obligation to purchase, sell and/or match funds in connection with the use of LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Loan, (ii) the LIBOR Rate may be used merely as a reference in determining such rate, and (iii) the Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate and other funding losses incurred by the Bank.
ARTICLE III
SECURITY
3.1 Security. The security for repayment of the Term Loan shall include without limitation the collateral, guaranties and other documents heretofore, contemporaneously or hereafter executed and delivered to the Bank (“Security Documents”) which shall secure the Obligations. Unless expressly provided to the contrary in documentation for any other loan or loans, it is the express intent of the Bank and the Obligors that all Obligations be cross-collateralized and cross-defaulted, such that collateral securing any of the Obligations shall secure repayment of all Obligations and a default under any Obligation shall be a default under all Obligations.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS
In order to induce the Bank to execute and deliver this Agreement and to make the Term Loan available to the Borrower, each Obligor represents and warrants to the Bank that, as of the date hereof:
4.1 Good Standing Of Obligors; Authorization. The Borrower is a corporation in good standing in the State of New Jersey and Delaware, as applicable, and has the power to own its properties and to carry on its business as now conducted. The Borrower is duly authorized to execute and deliver the Loan Agreement and the Loan Documents; all necessary action to authorize the execution and delivery of the Loan Agreement and Loan Documents has been properly taken and the Borrower is and will continue to be duly authorized to borrow under this Loan Agreement and to perform all other terms and provisions of the Loan Agreement and the Loan Documents.
4.2 Compliance with Laws and Other Agreements. Except as set forth in Section 4.18 of this Agreement, each Obligor is in compliance with all laws, rules, regulations, judgments, decrees, orders, agreements and requirements which affect in any material way such Obligor, its assets or the operation of its business and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any law, regulation, judgment, decree, order, agreement, or other governmental requirement.
4.3 No Conflict; Governmental Approvals. The execution, delivery, and performance of this Agreement and each of the Loan Documents will not (a) conflict with, violate, constitute a default under, or result in a breach of any material provision of any applicable law, rule, regulation, judgment, decree, order, instrument or other agreement, or (b) conflict with or result in a breach of any provision of the articles or certificate of incorporation or bylaws, or regulations if the Obligor is a corporation, its partnership agreement if the Obligor is a partnership, or its other organizational documents as applicable; or (c) upon receipt of the consent of Wells Fargo Bank, National Association, result in a default or violation of any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which it is a party or by which it is bound. No authorization, permit, consent or approval of or other action by, and no filing, registration or declaration with, any governmental authority or regulatory body is required to be obtained or made by any Obligor for the due execution, delivery and performance of this Agreement or any of the Loan Documents, (other than filings to perfect the security granted by it) except such as have been duly obtained or made prior to the Closing Date and are in full force and effect as of the Closing Date (copies of which have been delivered to the Bank on or before the Closing Date). The consummation of this Agreement and the other Loan Documents and the transactions set forth herein will not result on any such default or violation or Event of Default.
4.4 Pending Litigation. There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Obligors, threatened against the Obligors, which could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operations and there is no basis known to the Obligors for any suit, proceeding or investigation which could result in such a material adverse change. All pending and threatened material litigation against the Obligors is listed on the attached Schedule 4.4 hereto entitled “Pending and Threatened Litigation”.

4.5 Financial Statements. The Obligors have delivered or caused to be delivered to the Bank their most recent 10-Q dated as of June 30, 2008 and their management prepared Financial Statements dated as of August 31, 2008 (as applicable, the “Historical Financial Statements”). The Historical Financial Statements are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Obligor’s operations for the period specified therein. The Historical Financial Statements have been prepared in accordance with GAAP consistently applied from period to period subject in the case of interim statements to normal year-end adjustments and to any comments and notes acceptable to the Bank in its sole discretion. Further, no information has been omitted which would make the information previously furnished misleading or incorrect in any material respect.
4.6 No Material Adverse Change. Since the date of the most recent Historical Financial Statements, none of the Obligors have suffered any damage, destruction or loss, and no event or condition has occurred or exists which has resulted or could result in a material adverse change in business, assets, operations, conditions (financial or otherwise), prospects or results of operation.
4.7 No Indebtedness. No Obligor has any Indebtedness other than Permitted Indebtedness.
4.8 Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (a) the aggregate value of the Borrower’s assets will exceed its Indebtedness and other liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (b) the Borrower will have sufficient cash flow to enable it to pay its debts as they mature, and (c) the Borrower will not have unreasonably small capital for the business in which it is engaged as such business is currently conducted and is proposed to be conducted.
4.9 No Investments. No Obligor has any “investment” (as such term is defined under GAAP), whether by stock purchase, capital contribution, loan, advance, purchase of property or otherwise, in any Person, other than as shown in the most recent Financial Statements.
4.10 Payment of Taxes. No Obligor is delinquent in payment of any income, property or other tax, except for any delinquency in the payment of a tax which is contested in good faith by such Obligor and for which appropriate reserves have been established in accordance with GAAP. Each Obligor has timely filed all federal, state and other material income tax returns and reports required by law to have been filed by it, except with respect to certain annual Form 5500 filing obligations described in Section 6.13 below.
4.11 Assets. All properties and assets of each Obligor are owned by such Obligor free and clear of all Encumbrances except (a) those for taxes or other government charges either not yet delinquent; (b) those not arising in connection with Indebtedness that do not materially impair the use or value of the properties or assets of such Obligor in the conduct of its businesses; (c) Encumbrances whose release and termination is evidenced by such Obligor’s delivery to the Bank of appropriate documents on the Closing Date; (d) the Loan Documents and Encumbrances otherwise permitted under the Security Agreement and the Mortgages; and/or (e) Encumbrances otherwise expressly permitted under this Agreement and as set forth on the attached Schedule 4.11 entitled “Permitted Encumbrances”.
4.12 Intellectual Property. The Borrower owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

4.13 Guaranties. No Obligor is obligated under any Guaranty except as given in connection with this Term Loan and except to the extent disclosed to the Bank and as set forth on the attached Schedule 4.13 entitled “Guaranty Obligations.”
4.14 Regulatory Matters/Margin Securities. No part of the proceeds of the Term Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meaning of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time-to-time in effect or for any purpose which violates the provisions of the regulations of such Board of Governors. The assets of each Obligor do not include any “margin” securities within the meanings of Regulation G or U of the Board of Governors of the Federal Reserve System and each such Obligor does not have any present intention of acquiring any margin security.
4.15 ERISA. The provisions of each employee benefit plan as defined in Section 3(3) of ERISA (“Plan”) maintained by any Obligor comply in all material respects with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No reportable event, as defined in Section 4043 of ERISA, has occurred or is reasonably expected to occur with respect to any Plan; no Plan to which Section 4021 of ERISA applies has been terminated; no Plan has incurred any liability to PBGC as provided in Section 4062, 4063 and 4064 of ERISA; no Plan has been involved in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code; and there are no unfunded liabilities with respect to any Plan which are not disclosed in the Financial Statements.
4.16 Valid, Binding and Enforceable Obligations. Each of the Obligors, respectively has full power and authority to enter into the transactions provided for in this Agreement and each and every of the other Loan Documents to which it is a party and has been duly authorized to do so by appropriate action of its Board of Directors or otherwise as may be required by law, charter, other organizational documents or agreements, and the Agreement and the Loan Documents, when executed and delivered by each of the Obligors respectively, will constitute the legal, valid, binding and enforceable obligations of the Obligors in accordance with their terms except as enforcement of this Agreement and the other Loan Documents may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights and except as enforcement is subject to general equitable principles.
4.17 Priority of Liens and Security Interests.
(a) The Mortgage, when properly recorded, will create a valid first priority mortgage lien on the real property described therein as collateral for all the Obligations, subject only to such Encumbrances as may be expressly permitted by the Loan Documents.
(b) The Security Agreement, upon the filing of financing statements in the appropriate governmental offices, will create valid first priority perfected security interests in the personal property of the Borrower described therein as collateral for all of the Obligations.
4.18 Environmental Matters.
(a) Each Obligor has performed all of its obligations under, has obtained all necessary approvals, permits, authorizations and other consents (including consent orders and agreements) required by, and is not in material violation of, any Environmental Laws.
(b) No Obligor has received any notice, citation, summons, directive, order or other communication, written or oral, from, and no Obligor has any knowledge of the filing or giving of any such notice, citation, summons, directive, order or other communication by, any governmental or quasi-governmental authority or agency or any other Person concerning the presence, generation, treatment, storage, transportation, transfer, disposal, release or other handling of any Hazardous Materials within, on, from, related to, or affecting any real property owned or occupied by such Obligor.

Obligor has disclosed it is negotiating with Cumberland County, New Jersey with respect to those areas on the Mortgaged Property which may be used for storage of non-hazardous soils so as to be consistent with existing State of New Jersey approvals.
(c) No real property owned or occupied by such Obligor has ever been used, either by the Obligor or any of its predecessors in interest, to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material in material violation of any applicable Environmental Laws.
(d) There are no Hazardous Materials within, on or under any real property owned or occupied by any Obligor in violation of any applicable Environmental Laws.
4.19 No Untrue Statements. Neither this Agreement, the Loan Documents nor any other document, certificate or statement furnished or to be furnished by any Obligor or by any other party to the Bank in connection herewith contains, or at the time of delivery will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to any of the Obligors which materially adversely affects or might materially adversely affect the business, assets, operations, prospects or condition (financial or otherwise) or results of operation of the Borrower which has not otherwise been fully set forth in the Agreement or the Loan Documents.
ARTICLE V
CONDITIONS PRECEDENT
The Bank’s obligations hereunder are conditioned upon the satisfaction by the Obligors of the following conditions precedent:
5.1 Delivery of Documents. The Obligors shall deliver or cause to be delivered to the Bank at the Closing the following:
(a) this Agreement duly executed by the Borrower and each Obligor;
(b) the Note duly executed by the Borrower;
(c) the Guaranty Agreement duly executed by the Guarantor;
(d) the Security Agreements duly executed by the Borrower, together with such Uniform Commercial Code financing statements and other documents as the Bank may reasonably require;
(e) the Mortgages duly executed by Borrower and other documents as the Bank may reasonably require;
(f) any other documents, agreements, instruments that the Bank may require in connection with the Term Loan in form and substance satisfactory to the Bank, as it deems appropriate in its sole discretion;

(g) evidence of the Obligors’ compliance with those covenants regarding insurance as are contained in this Agreement and the other Loan Documents;
(h) a certificate of the Secretary or an Assistant Secretary of each of the corporate Obligors dated the Closing Date including (i) resolutions duly adopted by each such Obligor authorizing the transactions under the Loan Documents; (ii) a copy of the bylaws of each such Obligor; (iii) evidence of the incumbency and signature of the officers executing on its behalf any of the Loan Documents and any other document to be delivered pursuant to any such documents, together with evidence of the incumbency of such Secretary or Assistant Secretary; (iv) a copy, certified by the New Jersey and Delaware Secretary of State, as applicable, as of the most recent date practicable, of each such Obligor’ s Articles and Certificate of Incorporation, together with the certification of the Secretary or Assistant Secretary of each such Obligor as of the Closing Date that such Articles and Certificate of Incorporation have not been amended since the date of the aforesaid certification by the Secretary of State; and (v) certificates of authority or good standing for each such Obligor from its jurisdiction of incorporation and any other jurisdiction where such Obligor is qualified to do business;
(i) Policies of title insurance issued by a title company satisfactory to the Bank insuring the Mortgage, as a valid mortgage lien, subject only to exceptions approved by the Bank;
(j) Appraisals of real estate and/or personal property satisfactory in form and substance to the Bank; which real estate appraisals shall be on an “as improved, leased-fee stabilized basis”, subject to a completed third-party review of the completed appraisals, and the cost of which shall be reimbursed by Borrower at a rate of $375 per hour for the third-party review; and
(k) Bank shall have received all fees due and payable, pursuant to the Loan Documents, including without limitation the fee arising under the fee arising under the Commitment, on the Closing Date, including reimbursement or payment of all reasonable out of pocket expenses required to be reimbursed or paid by Borrower hereunder or under any of the other Loan Documents.
ARTICLE VI
AFFIRMATIVE COVENANTS
Each Obligor hereby covenants and agrees that from the date hereof and until satisfaction in full of the Obligations, unless the Bank shall otherwise consent in writing, each such Obligor shall do the following:
6.1 Use of Proceeds. Use the proceeds of the borrowings hereunder only for the purposes specified in Article II of this Agreement.
6.2 Maintain Books and Records/ Conduct of Business. Keep and maintain complete and accurate books and records of its assets, liabilities and operations consistent with sound business practices in accordance with GAAP; upon reasonable prior notice, permit representatives and/or agents of the Bank full and complete access to any or all of the Borrower’s properties and financial records, to make extracts from and/or audit the Borrower’s books, records and financial information and to inspect the Borrower’s facilities and properties. Further, conduct its business only in the ordinary course.
6.3 Financial Information. Provide to the Bank the following financial information and other financial reporting at such times as are specified herein:
(a) Consolidated and Consolidating annual Financial Statements and Tax Returns of the Borrower and Guarantor, audited by a certified public accountant, in form and subtance satisfactory to the Bank, shall be provided to the Bank within 120 days of the Borrower’s and Guarantor’s fiscal year-end; and

(b) such other financial information, in form and substance acceptable to the Bank, for the immediately preceding fiscal year and such other information respecting the operations, financial or otherwise, of the Borrower and Guarantor, as the Bank may from time to time reasonably request.
(c) In the event the Borrower or Guarantor fails to comply with this provision, the Bank, at its sole option and discretion, shall have the right to increase the interest rate of the Loan by one-half of one percent (1/2%) for each quarter that the condition is not met. Such increased interest rate shall continue until the Borrower and/or Guarantor has complied with the financial reporting provisions set forth herein. The Borrower will not be held responsible for delays in complying with the requirements of this paragraph if such delays are beyond the control of the Borrower or Guarantor, and a good faith effort has been demonstrated to comply with the Bank’s financial reporting requirements.
6.4 Inspection. Make available during normal business hours for inspection by the Bank or its designated representatives any of its books and records when reasonably requested by the Bank to do so, and furnish the Bank any information reasonably requested regarding its operations, business affairs and financial condition within a reasonable time after the Bank gives notice of its request therefor. In particular, and without limiting the foregoing, each Obligor shall permit, during normal business hours and upon reasonable prior notice, representatives of the Bank to make such periodic inspections of each such Obligor’s books, records and assets as such representatives deem necessary and proper.
6.5 Insurance. Carry at all times with financially sound and reputable insurers: (a) all workers’ compensation or similar insurance as may be required under the laws of any applicable jurisdiction; (b) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by it or occurring as a result of the ownership, maintenance or operation by it of any automobile, truck or other vehicle or as a result of the use of products manufactured, constructed or sold by it, or services rendered by it; (c) business interruption insurance covering risk of loss as a result of the cessation for all or any part of one year of any substantial part of the business conducted by it; (d) hazard insurance against such other hazards as are usually insured against by business entities of established reputation engaged in like businesses and similarly situated, including, without limitation, fire (flood, if applicable) and extended coverage; and (e) such other insurance as the Bank may from time to time reasonably require, and pay all premiums on the policies for all such insurance when and as they become due and take all other actions necessary to maintain such policies in full force and effect at all times. The insurance specified in Subsections (b), (c) and (d) shall be maintained in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by business entities of established reputation engaged in the same or similar business and similarly situated. Each Obligor shall from time to time, upon request by the Bank, promptly furnish or cause to be furnished to the Bank evidence, in form and substance satisfactory to the Bank, of the maintenance of all insurance required to be maintained hereby, including, without limitation, such originals or copies as the Bank may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments. Each Obligor shall cause each hazard insurance policy to provide, and the insurer issuing each such policy to certify to the Bank, that (x) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Bank and such cancellation or change shall not be effective for thirty (30) days after receipt by the Bank of such notice, unless the effect of such change is to extend or increase coverage under the policy; (y) the Bank shall be named as lender loss payee with respect to personal property constituting Collateral and mortgagee with respect to real property containing a standard mortgagee clause for loss in favor of the Bank; and (z) the Bank will have the right but not the obligation, at its election, to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. The foregoing covenants regarding insurance are in addition to, and not intended to supersede, those covenants regarding insurance set forth in the Security Agreement. In the event and to the extent of any conflict between the provisions of this Agreement and the provisions of the Security Agreement regarding the insuring of collateral, the provisions of the Security Agreement with respect thereto shall govern.
6.6 Maintain Property. Maintain its equipment, real property and other properties in good condition and repair (normal wear and tear excepted) other than equipment that is obsolete or not presently used in the daily operation of the Borrower’s business, and pay and discharge the cost of repairs thereto or maintenance thereof.
6.7 Taxes. Pay all taxes, assessments, charges and levies imposed upon such Obligor or on any of its property, or which it is required to withhold and pay over, and provide evidence of payment thereto to the Bank if the Bank so requests, except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside on its books; provided, however, that such Obligor shall pay all such taxes, assessments, charges and levies forthwith whenever foreclosure on any lien which attaches or security therefor appears imminent.
6.8 Perform Obligations. Pay all rent or other sums required by every lease to which each such Obligor is a party as the same becomes due and payable, perform all of its obligations as tenant or lessee thereunder except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside; and keep all such leases at all times in full force and effect during the terms thereof.
6.9 Corporate Existence; Certain Rights; Laws. Do all things necessary to preserve and keep in full force and effect in each jurisdiction in which each Obligor conducts business the business existence, licenses, permits, rights, patents, trademarks, trade names and franchises of such Obligor and comply with all present and future laws, ordinances, rules, regulations judgments, orders and decrees which affect in any material way such Obligor, its assets or the operation of its business.
6.10 Notice of Litigation, Other Proceedings And Certain Events. Give prompt notice to the Bank of (a) the existence of any dispute, (b) the institution of any litigation, administrative proceeding or governmental investigation involving any Obligor, (c) the entry of any judgment, decree or order against or involving any Obligor in excess of $150,000 for each such entry or such aggregate entries exceeding $500,000 in any fiscal year, or (d) any event any of which might in the aggregate materially and adversely affect the operation, condition (financial or otherwise) property, prospects or business of any Obligor or affect the enforceability of this Agreement or any of the other Loan Documents.
6.11 Pay Indebtedness. Pay or cause to be paid when due (or within applicable grace periods) all indebtedness of each such Obligor.
6.12 Notice of Defaults. Give prompt notice to the Bank if such Obligor becomes aware of the occurrence of any Event of Default, or of any fact, condition or event which with the giving of notice or lapse of time, or both, could reasonably be expected to result in an Event of Default, or of the failure of any Obligor to observe or perform any of the conditions or covenants to be observed or performed by it under this Agreement or any of the other Loan Documents.
6.13 ERISA. (a) Except as described in subsection 6.13(b), maintain each Plan in compliance in all material respects with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code. As promptly as practicable (but in any event not later than ten (10) days) after any Obligor receives from the Pension Benefits Guaranty Corporation (PBGC) a notice of intent to terminate any Plan or to appoint a trustee to administer any Plan, after such Obligor has notified the PBGC that any reportable event, as defined in Section 4043 of ERISA, with respect to any Plan has occurred, or after such Obligor has provided a notice of intent to terminate to each affected party, as defined for purposes of Section 4041(a)(2) of ERISA, with respect to any Plan, a certificate of the chief executive officer of such Obligor shall be furnished to the Bank setting forth the details with respect to the events resulting in such reportable event, as the case may be, and the action which such Obligor proposes to take with respect thereto, together with a copy of the notice of intent to terminate or to appoint a trustee from the PBGC, of the notice of such reportable event or of such Obligor’s notice of intent to terminate, as the case may be.
(b) Certain deficiencies exist with respect to Borrower’s annual Form 5500 filing obligations for the Casie Ecology Oil Salvage, Inc. 401(k) Plan (the “Casie 401(k) Plan”), and Borrower is investigating whether other errors have occurred or are occurring with respect to the administration of the Casie 401(k) Plan. Borrower is taking steps to correct all such deficiencies and other errors (if any) as soon as possible. The cost of such correction or the amount or likelihood of assessment of any penalties by government agencies would not have a material adverse effect on the ability of any Obligor to conduct its business.
6.14 Bank as Primary Depository. Use the Bank as its primary depository institution for all operating and payroll accounts unless otherwise agreed in writing by the Bank; and notify the Bank, in writing and on a continuing basis, of all deposit accounts and certificates of deposit (including the numbers thereof) maintained with or purchased from other banks and other financial institutions. The Borrower will maintain with the Bank throughout the term of the Loan a commercial operating account and a payroll account. THE BORROWER HEREBY AUTHORIZES THE BANK TO (a) MAKE DISBURSEMENTS OF LOAN PROCEEDS BY THE BANK’S CREDITING OF SUCH DISBURSEMENTS DIRECTLY INTO SUCH ACCOUNT AND (b) DIRECT THE ACCOUNT TO PAY ANY INTEREST AND PRINCIPAL UPON THE NOTE WHEN THE SAME SHALL BE DUE (AFTER THE RESERVE ACCOUNT IS DEPLETED), AND ALL OTHER COSTS AND EXPENSES WHICH ARE REIMBURSABLE HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, AND THE BORROWER AGREES THAT SUCH DISBURSEMENTS SHALL CONSTITUTE ADVANCES UNDER THE NOTE. The Borrower agrees to pay all normal and customary charges of the Bank for maintaining such accounts. The Bank disclaims any liens, claims or rights whatsoever in all deposit accounts constituting Revolver Collateral (including the commercial operating account and the payroll account) maintained with Bank.
6.15 Intentionally Omitted.
6.16 Compliance With Environmental Laws. Comply fully with all Environmental Laws and not use any property which it owns or occupies to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material, except in compliance with all Environmental Laws.
6.17 Security for Obligations. As security for the prompt payment, performance, satisfaction and discharge when due of all the Obligations, the Obligors shall each execute and deliver or shall cause to be executed and delivered to the Bank, concurrently with the execution of this Loan Agreement, the Security Agreement, the Mortgage, the Guaranty, and such other documents that the Bank shall require.

6.18 Further Actions. Cooperate and join with the Bank, at such Obligor’s own expense, in taking all such further actions as the Bank, in its sole judgment, shall deem necessary to effectuate the provisions of the Loan Documents and to perfect or continue the perfected status of all Encumbrances granted to the Bank pursuant to the Loan Documents, including, without limitation, the delivery and filing of financing statements, amendments thereto and continuation statements, the delivery of chattel paper, documents or instruments to the Bank, and the notation of Encumbrances in favor of the Bank on certificates of title.
6.19 Indemnification.
(a) The Obligors, jointly and severally, shall indemnify, defend and hold harmless the Bank and its Related Parties with respect to any and all claims, expenses, demands, losses, costs, fines or liabilities of any kind, including reasonable attorneys’ fees and costs, arising from or in any way related to (i) acts or conduct of any Obligor under, pursuant to or related to this Agreement and the other Loan Documents, (ii) any Obligor’s breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) any Obligor’s failure to comply in any material respect with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state, or local, or court or administrative orders or decrees, including without limitation those resulting from any Hazardous Materials or dangerous environmental condition within, on, from, related to or affecting any real property owned or occupied by any Obligor, unless resulting from the acts or conduct of the Bank constituting gross negligence or willful misconduct.
(b) If, after receipt of any payment of all or any part of the Obligations, the Bank is compelled to surrender such payment to any Person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement and the other Loan Documents shall continue in full force and effect, and the Obligors shall be jointly and severally liable for, and shall indemnify, defend and hold harmless the Bank with respect to the full amount so surrendered.
(c) The provisions of this section shall survive the termination of this Agreement and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of any of the Notes, the release of any Encumbrance securing the Obligations or any other action which the Bank may have taken in reliance upon its receipt of such payment. Any cancellation of any of the Note, release of any Encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.
6.20 Financial Covenant. At all times, Guarantor shall, on a consolidated basis, maintain a maximum Leverage Ratio of 4.0 to 1.0, measured annually at the end of each fiscal year of Guarantor, commencing with the fiscal year ending on December 31, 2009, and December 31 of each subsequent year. Leverage Ratio is defined as Guarantor’s Total Liabilities divided by Guarantor’s Total Net Worth plus noncash adjustments to intangible assets, with all terms defined under Generally Accepted Accounting Principles (“GAAP”). Guarantor shall base its calculations on its consolidated financial statements, as audited by a certified public accountant (“CPA”).
6.21 Reserve Account. On the Closing Date, Borrower shall, out of the Term Loan proceeds, establish a reserve account (“Reserve Account”) in the amount of Seven Hundred Twenty Thousand Dollars ($720,000) to be held by Bank in Borrower’s name in an interest bearing account, for the purpose of paying the first six (6) monthly principal plus interest payments due by Borrower to Bank under the Note. Once this Reserve Account is fully paid out, Borrower shall resume making the remaining principal plus interest payments due under the Note.

6.22 Quarterly Environmental Reports. On a quarterly basis, Borrower shall promptly provide Bank with environmental reports based on data from wells on the real estate properties subject to the Mortgages by Borrower, which reports are to be submitted to the New Jersey Department of Environmental Protection (“NJDEP”) for compliance purposes. In the event the NJDEP requires less frequent monitoring, Borrower shall continue to provide Bank with such reports quarterly.
6.23 Management Changes. Borrower and Guarantor shall promptly provide written notice to Bank in the event that either Mark Alsentzer or Brent Kopenhaver, or both, cease to actively manage the day-to-day business activities of Guarantor.
ARTICLE VII
NEGATIVE COVENANTS
Each Obligor hereby covenants and agrees that from the Closing Date until satisfaction in full of the Obligations, it will not do any one or more of the following (other than Section 7.1(a)) without first obtaining the written consent of the Bank:
7.1 Fundamental Corporate Changes. (a) Without thirty (30) days advance notice to the Bank (and Bank consent is not required), change its name or state of incorporation, (b) enter into or effect any merger, consolidation, share exchange, division, conversion, reclassification, recapitalization, reorganization or other transaction of like effect, change its legal structure, or dissolve; provided that this Section 7.1 shall not prohibit any transaction described in 7.1(b) if such transaction is by and among the Obligors only.
7.2 Dispose of Assets. Sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business and other than the disposition of equipment that is obsolete, worn out or being replaced by equipment of equal or greater value) any material part of its assets or any significant product line or process, or permit any Subsidiary to do so.
7.3 Indebtedness. Incur, create, assume or have any Indebtedness except:
(a) the Loan;
(b) open account trade debt incurred in the ordinary course of business and not past due; and
(c) Permitted Indebtedness.
7.4 Encumbrances. Create or allow any Encumbrances to be on or otherwise affect any of its property or assets except:
(a) Encumbrances in favor of the Bank;
(b) Encumbrances for taxes, assessments and other governmental charges incurred in the ordinary course of business which are not yet due and payable;

(c) Pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation or to participate in any fund in connection with workers’ compensation, unemployment insurance or social security obligations;
(d) Good faith pledges or deposits made in the ordinary course of business to secure performance of tenders, contracts (other than for the repayment of Indebtedness) or leases or to secure statutory obligations or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;
(e) Liens of mechanics, materialmen, warehousemen, carriers or other similar liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;
(f) Purchase money liens related to the acquisition of machinery and equipment of Borrower not exceeding the lesser of cost or fair market value thereof, not exceeding $200,000 per purchase and $500,000 in the aggregate during any fiscal year;
(g) Encumbrances against the Revolver Collateral, securing Indebtedness in favor of a Revolver Lender; and
(h) encumbrances securing Indebtedness permitted under this Loan Agreement and as set forth on the attached Schedule 4.11 entitled “Permitted Encumbrances”.
7.5 Guaranties. Directly or indirectly make, incur and/or assume any guaranty liability and/or surety liability other than in the normal course of business and including, without limitation, guaranty liability to bonding companies and creditors/sellers under purchase money transactions.
7.6 Sales and Lease Backs. Sell, transfer or otherwise dispose of any property, real or personal, now owned or hereafter acquired, with the intention of directly or indirectly taking back a lease on such property.
7.7 Change in Business. Discontinue any substantial part, or change the nature of, the business of any Obligor, or enter into any new business unrelated to the business conducted as of the date hereof by any Obligor.
7.8 ERISA.
(a) Terminate any Plan maintained by any Obligor to which Section 4021 of ERISA applies;
(b) Allow the value of the benefits guaranteed under Title IV of ERISA to exceed the value of assets allocable to such benefits; or
(c) Incur a withdrawal liability within the meaning of Section 4201 of ERISA.
7.9 Margin Securities. (a) Use any of the proceeds of the Term Loan, directly or indirectly, for the purposes of purchasing or carrying any “margin security” within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, 221), (b) use any of the proceeds of the Term Loan, directly or indirectly, for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve any Obligor in a violation of Regulation X of such Board (12 C.F.R. 224), or (c) take or permit to be taken any other action which would result in the Term Loan or the consummation of any of the other transactions contemplated hereby being violative of such regulations or any other regulation of such Board.

ARTICLE VIII
EVENTS OF DEFAULT
An event of default (“Event of Default”) under this Agreement shall be deemed to exist if any one or more of the following events occurs whatever the reason therefor:
8.1 Failure to Pay. Any Obligor fails to pay any amount of principal, interest, fees or other sums when due under this Agreement or any of the Loan Documents, or any other Obligations, whether upon stated maturity, acceleration, or otherwise, subject to any grace periods set forth in the Hedging Contracts.
8.2 Breach of Covenants or Conditions. Any Obligor fails to perform or observe any other term, covenant, agreement or condition in this Loan Agreement or any of the other Loan Documents or any other agreement with the Bank or is in violation of or non-compliant with any provision of this Loan Agreement or any of the Loan Documents or any other agreement with the Bank and has not remedied and fully cured such non-performance, non-observance, violation of or non-compliance within 30 calendar days after the Bank has given written notice thereof to such Obligor; provided, however, that during such 30 calendar day period the Bank’s obligations to make further loans or advances to the Borrower shall be suspended.
8.3 Defaults in Other Agreements. Any Borrower fails to perform or observe any term, covenant, agreement or condition contained in, or there shall occur any default under or as defined in, any other agreement applicable to such Obligor or by which any of them is bound involving a liability in excess of $500,000 (provided, however, that for purposes of any default under the Hedging Contracts, the lesser of the mark-to-market value or the notional amounts thereunder shall be used to determine the amount of such liability for purposes of the foregoing threshold) which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied, unless such default is waived by the other party thereto or excused as a matter of law.
8.4 Agreements Invalid. The validity, binding nature of, or enforceability of any material term or provision of any of the Loan Documents is disputed by, on behalf of, or in the right or name of the Borrower or any other Obligor or any material term or provision of any such Loan Document is found or declared to be invalid, avoidable, or non-enforceable by any court of competent jurisdiction.
8.5 False Warranties; Breach of Representations. Any warranty or representation made by any Obligor in this Agreement or any other Loan Document or in any certificate or other writing delivered under or pursuant to this Agreement or any other Loan Document, or in connection with any provision of this Agreement or related to the transactions contemplated hereby shall prove to have been knowingly false or incorrect or breached in any material respect on the date as of which made.
8.6 Judgments. A final judgment or judgments is entered, or an order or orders of any judicial authority or governmental entity is issued against any Obligor (such judgment(s) and order(s) hereinafter collectively referred to as “Judgment”) (a) for payment of money the uninsured portion of which exceeds $150,000 for each such entry or issuance or such aggregate entries or issuances exceeding $500,000 in any fiscal year ; or (b) for injunctive or declaratory relief which would have a material adverse effect on the ability of any Obligor to conduct its business, and such Judgment is not discharged or execution thereon or enforcement thereof stayed pending appeal, within sixty (60) days after entry or issuance thereof, or, in the event of such a stay, such Judgment is not discharged within sixty (60) days after such stay expires.

8.7 Bankruptcy or Insolvency.
(a) Any Obligor becomes insolvent, or generally fails to pay, or is generally unable to pay, or admits in writing its inability to pay, its debts as they become due or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Borrower or any other Obligor, as the case may be, or a substantial part of its property, or makes a general assignment for the benefit of creditors.
(b) Any Obligor commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding.
(c) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of any Obligor (and such involuntary proceeding is not dismissed within sixty (60) days), or an order for relief is entered in any such proceeding.
(d) A trustee, receiver, or other custodian is appointed for any Obligor or a substantial part of such Person’s property.
8.8 Hedging Contract Default.
Notwithstanding Sections 8.2 through 8.7 above, if any event that would otherwise constitute an Event of Default under Sections 8.2 through 8.7 above should occur in respect of the Hedging Contracts, it shall not constitute an Event of Default hereunder or under the other Loan Documents (excluding the Hedging Contracts), so long as, and to the extent that, no failure to pay by any Obligor has occurred and is continuing with respect to the Hedging Contracts under Section 8.1 above.  For the avoidance of doubt, under no circumstance shall the foregoing be construed as limiting the Bank’s right to declare an “Event of Default” under the Hedging Contracts or to otherwise exercise its rights thereunder.
ARTICLE IX
REMEDIES
9.1 Further Advances; Acceleration; Setoff.
(a) Upon the occurrence of an Event of Default, the Bank shall have no obligation to make any further advances or loans to the Borrower.
(b) Upon the occurrence of any Event of Default described in Article VII of this Agreement, and in the sole discretion of the Bank upon the occurrence of any other Event of Default, the unpaid principal balance of the Term Loan, all interest and fees accrued and unpaid thereon, and all other amounts and Obligations payable by the Borrower under this Agreement and the other Loan Documents shall immediately become due and payable in full, all without protest, presentment, demand, or further notice of any kind to the Borrower, all of which are expressly waived by the Borrower and each Obligor.
(c) If any of the Obligations shall be due and payable or any one or more Events of Default shall have occurred, the Bank shall have the immediate right, in addition to all other rights and remedies available to it, and subject at all times to the provisions of Sections 2.5 and 6.14 of this Agreement with respect to the Bank’s waiver of its rights and remedies in all Revolver Collateral, without notice to the Borrower or any Obligor, to apply toward and set-off against and apply to the then unpaid balance of the Notes and the other Obligations, any items or funds held by the Bank, any and all deposits (whether general or special, time or demand, matured or unmatured, fixed or contingent, liquidated or unliquidated) now or hereafter maintained by any of the Obligors for its own account with the Bank (excluding Revolver Collateral), and any other Indebtedness at any time held or owing by the Bank to or for the credit or the account of the Obligors. For such purpose the Bank shall have, and the Obligors hereby grant to the Bank, a lien on all such deposits (excluding Revolver Collateral). The Bank is hereby authorized to charge any such account (excluding Revolver Collateral) or Indebtedness for any amounts due to the Bank. Such right of set-off shall exist whether or not the Bank shall have made any demand under this Agreement, the Note or any other Loan Document and whether or not the Note and the other Obligations are matured or unmatured. The Obligors hereby confirm the Bank’s lien on such accounts (excluding Revolver Collateral) and right of set-off, and nothing in this Agreement shall be deemed to waive or prohibit such lien and right of set-off provided that Bank acknowledges and agrees that such liens and rights are expressly inapplicable to the Revolver Collateral.
9.2 Further Exercise of Remedies. Upon the occurrence of any one or more Events of Default, the Bank may proceed to protect and enforce its rights under this Agreement and the other Loan Documents by exercising such remedies as are available to the Bank in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Agreement or any of the other Loan Documents or in aid of the exercise of any power granted in this Agreement or any of the other Loan Documents.
9.3 Remedies Cumulative; No Waiver. The rights, powers and remedies of the Bank provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity, and no failure or delay on the part of the Bank in the exercise of any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

ARTICLE X
MISCELLANEOUS
10.1 Notices. Every notice and communication under this Agreement or any of the other Loan Documents shall be in writing and shall be given by either (a) hand-delivery, (b) reliable overnight commercial courier (charges prepaid), or (c) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (a) and (b) of this sentence, to the following addresses:
If to any Borrower:
Brent Kopenhaver, Chairman of the Board and Chief Financial Officer
Pure Earth, Inc.
3209 North Mill Rd.
Vineland, NJ 08360
Facsimile No. 215-639-8756
With a copy to:
Gary P. Scharmett, Esquire
Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103-7098
Facsimile No. 215-564-8120
If to the Bank:
Susquehanna Bank
Two Aquarium Drive
Camden, NJ 08103
Attention: Hugh Arbuthnot
With a copy to:
Capehart Scatchard
8000 Midlantic Dr., Suite 300S
Mount Laurel, NJ 08054
Attention: Peter S. Bejsiuk
Facsimile No.: 856-235-2786
Notice by hand delivery shall be deemed to have been given and received upon delivery. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. A party may change its address by giving written notice to the other party as specified herein.

10.2 Costs, Expenses and Attorneys’ Fees.
(a) Whether or not the transactions contemplated by this Agreement and the other Loan Documents are fully consummated, the Obligors shall promptly pay (or reimburse, as the Bank may elect) all costs and expenses which the Bank has incurred or may hereafter incur in connection with the negotiation, preparation, reproduction, interpretation and enforcement of this Agreement, the Note and the other Loan Documents, the collection of all amounts due hereunder and thereunder, and any amendment, modification, consent or waiver which may be hereafter requested by any Obligor or otherwise required. Such costs and expenses shall include, without limitation, the fees and disbursements of counsel to the Bank (which fees and disbursements payable by Borrower shall not exceed $9,000), the costs of appraisal fees, searches of public records, costs of filing and recording documents with public offices, and similar costs and expenses incurred by the Bank.
(b) Further, the Obligors agree to pay and shall promptly pay (or reimburse, as the Bank may elect) the amount of any and all costs and expenses, including but not limited to, the legal fees of the Bank’s outside counsel and any other professionals the Bank may employ in connection with any waivers, amendments, extensions, enforcements or collection efforts of this Term Loan Agreement, Note and/or Loan Documents;
(c) The Obligors’ reimbursement obligations under this Section shall survive any termination of this Agreement.
10.3 Survival of Covenants, Representations and Warranties. This Agreement and the other Loan Documents and all covenants, agreements, representations and warranties made herein and therein and in any certificates delivered pursuant hereto and thereto shall survive the making of the Term Loan and the execution and delivery of the Note and, subject to the provisions of this Agreement, shall continue in full force and effect until all of the Obligations have been fully paid, performed, satisfied and discharged.
10.4 Counterparts; Effectiveness. This Agreement and all of the other Loan Documents may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement may be executed by exchange of facsimile signatures, which shall be deemed original signatures for purposes of this Agreement or otherwise. This Agreement shall be deemed to have been executed and delivered when the Bank has received counterparts hereof executed by all parties listed on the signature page(s) hereto.
10.5 Payment Due On A Day Other Than A Business Day. If any payment due or action to be taken under this Agreement or any Loan Document falls due or is required to be taken on a day which is not a Business Day, such payment or action shall be made or taken on the next succeeding Business Day and such extended time shall be included in the computation of interest.
10.6 Governing Law. This Agreement shall be governed by and be construed and enforced in accordance with the internal laws of the State of New Jersey without regard to conflicts of law principles thereof.
10.7 Integration and Modification. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. No modification or waiver of any terms of this Agreement will be valid and binding unless agreed to in writing by the Bank.

10.8 Waiver. Bank’s waiver of any breach or failure to enforce any of the terms and conditions of this Term Loan Agreement at any time, shall not in any way affect, limit or waive Bank’s right thereafter to enforce and compel strict compliance with every term and condition of the Term Loan Agreement.
10.9 Successors and Assigns. This Agreement (a) shall be binding upon each Obligor and the Bank and their respective permitted successors and assigns, and (b) shall inure to the benefit of the Obligors and the Bank and its respective permitted successors and assigns, provided, however, that no Obligor may assign its rights hereunder or any interest herein without the prior written consent of the Bank, and any such assignment or attempted assignment by any Obligor shall be void and of no effect with respect to the Bank. The Bank may assign this Agreement in whole or in part, provided that in the event the Bank assigns its entire interest in this Agreement to a third party it shall also assign all of its interests in the Hedging Contracts to such third party.
10.10 Assignments and Participations. At any time, without notice to the Obligors, the Bank may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Bank’s interest in the Term Loan; provided that in the event the Bank assigns all of its interest in the Term Loan it shall also assign all of its interests in the Hedging Contracts. The Obligors hereby authorize the Bank to provide without any notice to the Obligors, any information concerning the Obligors, including information pertaining to the Obligors’ financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of the Bank’s interest in the Term Loan.
10.11 Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions, and to this end the provisions of this Agreement are declared to be severable.
10.12 Consent to Jurisdiction. Each and every Obligor irrevocably appoints each and every officer, member or partner of such Obligor as applicable as its attorneys upon whom may be served, by regular or certified mail at the address set forth in Article X hereof, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any of the other Loan Documents; and each Obligor hereby (a) consents that any action or proceeding against it be commenced and maintained in any court within the State of New Jersey or in the United States District Court for the District of New Jersey by service of process on any such officer; (b) agrees that the courts of the State of New Jersey and the United States District Court for the District of New Jersey shall have jurisdiction with respect to the subject matter hereof and the person of any Obligor and the Collateral; and (c) waives any objection that each and every Obligor may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Notwithstanding the foregoing, the Bank, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which such Obligor may be found or in which any of its properties or the collateral may be located.
10.13 Waiver of Jury Trial. Each and every party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or any of the other Loan Documents or the dealings of the parties with respect hereto, or thereto, shall be tried only by a court and not by a jury. EACH AND EVERY PARTY HEREBY KNOWINGLY, EXPRESSLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. EACH OBLIGOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE BANK WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

10.14 Interpretation. In this Agreement, unless the parties hereto otherwise agree in writing, the singular includes the plural and the plural, the singular, references to statutes are to be construed as including all statutory provisions consolidating , amending or replacing the statute referred to, the word “or” shall be deemed to include “and/or”, the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to sections, schedules or exhibits are to those of this Agreement unless otherwise indicated. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Term Loan Agreement for any other purpose.
EACH AND EVERY OBLIGOR ACKNOWLEDGES THAT THEY HAVE READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT INCLUDING WITHOUT LIMITATION THE WAIVER OF JURY TRIAL CLAUSE AND HAVE BEEN ADVISED BY COUNSEL AS NECESSARY AND APPROPRIATE.
IN WITNESS WHEREOF, the undersigned hereto, intending to create an instrument under seal, have duly executed this Agreement the day and year aforesaid and have affixed their respective seals or have adopted as their own the seals typed next to their respective signatures with the intent to be legally bound hereby as of the day and year first above written.

BANK:

SUSQUEHANNA BANK

			By:	/s/ Hugh J. Arbuthnot	(SEAL)

Hugh J. Arbuthnot, Commercial Relationship Manager

BORROWER:

Attest:			CASIE ECOLOGY OIL SALVAGE, INC., a New Jersey corporation

By:	/s/ Brent Kopenhaver	(SEAL)	By:	/s/ Gregory Call	(SEAL)

	Brent Kopenhaver, Treasurer			Gregory Call, President

Attest:			MIDATLANTIC RECYCLING TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Brent Kopenhaver	(SEAL)	By:	/s/ Gregory Call	(SEAL)

	Brent Kopenhaver, Treasurer			Gregory Call, President

Attest:			REZULTZ, INCORPORATED, a New Jersey corporation

By:	/s/ Brent Kopenhaver	(SEAL)	By:	/s/ Gregory Call	(SEAL)

	Brent Kopenhaver, Treasurer			Gregory Call, President